Calculation of Filing Fee Tables
S-8
International Seaways, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value, reserved for issuance under the International Seaways, Inc. 2025 Management Incentive Compensation Plan (f/k/a the International Seaways, Inc. 2020 Management Incentive Plan)	457(a)	1,300,000	$ 40.16	$ 52,208,000.00	0.0001531	$ 7,993.04
Total Offering Amounts:						$ 52,208,000.00		$ 7,993.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,993.04
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock of the Registrant as may become available for issuance pursuant to the International Seaways, Inc. 2025 Management Incentive Compensation Plan (f/k/a the International Seaways, Inc. 2020 Management Incentive Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock. (2) Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based upon the average of the high and low prices of the Registrant's Common Stock on June 17, 2025, as reported by NYSE which was $40.16.